    As filed with the Securities and Exchange Commission on February 26, 2001
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                                 SUNSOURCE INC.
               (Exact name of company as specified in its charter)

            Delaware                                      23-2874736
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

              3000 One Logan Square
            Philadelphia, Pennsylvania                           19103
    (Address of principal executive offices)                  (Zip Code)

             SUNSOURCE INC. Nonqualified Deferred Compensation Plan
                            (Full title of the plans)

                                Joseph M. Corvino
               Vice President - Finance, Chief Financial Officer,
                             Treasurer and Secretary
                                 SunSource Inc.
                              3000 One Logan Square
                        Philadelphia, Pennsylvania 19103
                     (Name and address of agent for service)

                                 (215) 282-1290
          (Telephone number, including area code, of agent for service)

                                ---------------

                         Copy of all communications to:
                            Thomas J. Sharbaugh, Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 963-5000



                                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
    Title of securities       Amount to be          Proposed maximum        Proposed maximum          Amount of
     to be registered        registered (1)          offering price            Aggregate           registration fee
                                                        per share            offering price
---------------------------------------------------------------------------------------------------------------------
Deferred Compensation          $6,000,000 (2)             100%               $6,000,000 (2)             $1,500
Obligations
=====================================================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of SunSource Inc. to pay deferred compensation in the future in accordance with the terms of the SunSource Inc. Nonqualified Deferred Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.       Incorporation of Documents by Reference.
              ---------------------------------------

         The following documents filed by SunSource Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000.

         3. The Registrant's Current Report on Form 8-K dated March 2, 2000 and filed on March 17, 2000.

         4. The Registrant's Current Report on Form 8-K dated April 7, 2000 and filed on April 24, 2000, as amended by Form 8-K/A filed on May 11, 2000.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.       Description of Securities.
              -------------------------

         Under the SunSource Inc. Nonqualified Deferred Compensation Plan (the "Plan"), the Company will provide eligible employees the opportunity to enter into agreements for the deferral of a portion of their future base salary and all or a portion of their future bonus payments. The obligations of the Company under the Plan (the "Obligations") will be unsecured general obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Company has established an irrevocable grantor trust, commonly referred to as a "rabbi trust," for purposes of funding the Obligations. The trust assets are treated as assets of the Company for tax purposes and are subject to the claims of the Company's creditors in the event of insolvency.

         The amount of compensation to be deferred by each participating employee will be determined in accordance with the Plan based on elections by the employee. Each Obligation will be payable during employment or upon or following termination of employment, death or retirement in accordance with the terms of the Plan. The Obligations will be indexed to one or more options individually chosen by each employee participant from the list of investments available from time to time (the "Earnings Crediting Options"). Each employee participant's Obligation will be adjusted to reflect the investment experience of the selected Earnings Crediting Options, including any appreciation or depreciation. The Obligations will be denominated and payable in United States dollars.

         An employee participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by the terms of the Plan in the event there is no designated beneficiary or by court order in the case of a family dispute.

         The Obligations are not subject to redemption, in whole or in part, at the option of the Company prior to termination of employment, retirement or the individual payment dates specified by the participating employees. Each employee participant may elect to receive a distribution under the Plan in such manner as is acceptable to the committee appointed by the Board of Directors of the Company to administer the Plan (the "Committee"). In addition, the Committee may, in its discretion, direct that a participant be paid an amount (not to exceed his Obligation) sufficient to meet a financial emergency as defined in the Plan. The Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall reduce the amount of previous deferrals.

         The Obligations are not convertible into another security of the Company. The obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations and each employee participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company's By-laws contain provisions permitted by the Delaware General Corporation Law (under which the Company is organized) that provide that directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. In addition, the Company's Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law that limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty, and its By-laws provide for the advancement by the Company to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such, including claims based on breaches of duty, negligence, error and other wrongful acts. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable

Item 8.  Exhibits.
         --------

         The following Exhibits are filed as part of this Registration
Statement:

                  4       SunSource Inc. Executive Deferral Plan

                  5       Opinion of Morgan, Lewis & Bockius LLP

                  23.1    Consent of PricewaterhouseCoopers LLP

                  23.2    Consent of Ernst & Young LLP

                  23.3    Consent of Morgan, Lewis & Bockius LLP (contained in
                          Exhibit 5)

                  24 Power of Attorney (contained on signature page of this Registration Statement)

Item 9.  Undertakings.
         ------------

         (a) The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on February 26, 2001.


                                       SUNSOURCE INC.


                                       By: /s/ Joseph M. Corvino
                                           -------------------------------------
                                           Joseph M. Corvino
                                           Vice President - Finance



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Corvino and Edward Tofani, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                Title                                   Date
        ---------                                -----                                   ----

/s/ Maurice P. Andrien, Jr.       President and Chief Executive Officer             February 21, 2001
---------------------------       (Principal Executive Officer) and
Maurice P. Andrien, Jr.           Director




/s/ Joseph M. Corvino             Vice President-Finance, Chief Financial           February 21, 2001
---------------------------       Officer, Treasurer and Secretary
Joseph M. Corvino



/s/ Edward Tofani                 Controller (Principal Accounting Officer)         January 15, 2001
---------------------------
Edward Tofani

/s/ O. Gordon Brewer, Jr.         Director                                          January 22, 2001
---------------------------
O. Gordon Brewer, Jr.


/s/ Norman V. Edmonson            Director                                          January 22, 2001
---------------------------
Norman V. Edmonson


/s/ Arnold S. Hoffman             Director                                          February 21, 2001
---------------------------
Arnold S. Hoffman


/s/ Robert E. Keith, Jr.          Director                                          January 23, 2001
---------------------------
Robert E. Keith, Jr.


/s/ Stewart A. Bliss              Director                                          February 21, 2001
---------------------------
Stewart A. Bliss


/s/ Donald T. Marshall            Director                                          February 21, 2001
---------------------------
Donald T. Marshall


/s/ Geoffrey C. Shepard           Director                                          January 26, 2001
---------------------------
Geoffrey C. Shepard


/s/ Francis G. Ziegler            Director                                          February 21, 2001
---------------------------
Francis G. Ziegler

                                 SUNSOURCE INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

Exhibit No.
-----------

4        SunSource Inc. Nonqualified Deferred Compensation Plan

5        Opinion of Morgan, Lewis & Bockius LLP

23.1     Consent of  PricewaterhouseCoopers LLP

23.2     Consent of Ernst & Young LLP

23.3     Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

24       Power of Attorney (contained on signature page of this Registration
         Statement)